 Exhibit 99.1
NaturalShrimp, Inc. Appoints Peter Najarian to its Advisory Board

  ● Co-founder of Market Rebellion

● Pete is a contributor to both CNBC’s “Halftime Report” https://www.cnbc.com/halftime/ and “Fast Money” https://www.cnbc.com/fast-money/

Dallas, Texas, February 17, 2021 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- NaturalShrimp, Inc., (OTCQB:SHMP), an aquaculture Company which has developed and patented the first commercially operational Recirculating Aquaculture System (RAS) for shrimp, announced today that it has appointed Peter Najarian to its advisory board.

“We could not be more pleased to have Pete join our advisory board at such a pivotal time in the company’s history,” said Gerald Easterling, CEO of NaturalShrimp. “Pete is arguably one of the most seasoned capital market and entrepreneurial thought leaders in the country. As we continue preparing to launch both our La Coste and NaturalShrimp Iowa locations, we look forward to having access to Pete’s input on strategy. Furthermore, we are in the process of appointing additional industry leaders to our advisory board who will provide further valuable insights as we exponentially grow our business,” added Easterling.

“Having Pete join our advisory board allows NaturalShrimp the opportunity to utilize one of the most well-known and respected business figures in finance,” said William Delgado, CFO of NaturalShrimp. “We will look for Pete’s insights to future macro-economic trends that may impact our business as we begin our expansion in 2021. The company also looks forward to the guidance Pete will provide as we aspire to become an important fixture within the consumer staples segment of the market,” added Delgado.

“I am excited to join NaturalShrimp as they continue to successfully expand their presence within the seafood industry,” said Pete Najarian. “I am confident that I can provide NaturalShrimp with guidance that will further the company’s objective to operate ecologically controlled, fully contained independent production facilities for the purpose of raising Pacific white shrimp,” added Najarian.

Pete Najarian, the “Pit Boss,” was ranked one of the top 100 traders by Trader Monthly magazine and in 2005 co-founded, together with his brother Jon “DRJ” Najarian, the options news and education firm optionMONSTER, and leading online brokerage firm tradeMONSTER. Both were acquired in 2014 by private equity firm General Atlantic Partners and they sold the firm to E*Trade for $750 million in September of 2016. Following a football career that included several seasons with the NFL’s Tampa Bay Buccaneers and Minnesota Vikings, Pete took up options trading in 1992 joining his brother Jon at Mercury Trading, a market-making firm at the Chicago Board Options Exchange (CBOE). Two years later, he assumed responsibility for Mercury’s risk and arbitrage and later led its entry onto the New York Stock Exchange (NYSE). He also led Mercury’s joint venture with M.J. Meehan, the third-largest specialist firm on the NYSE. From 2000 to 2004, Najarian served as president of Mercury, and helped execute its sale to Citadel, one of the world’s largest hedge funds. Before starting optionMONSTER, he has been a founding member of One Chicago, an electronic exchange committed to becoming the global leader in futures on individual stocks, narrow-based indexes, and ETFs. He is also the Co-Founder of Hedgehog stock, options, and futures trading platform and together with brother Jon, co-developed the Heat Seeker™ and complementary programs identifying unusual buying activity in stocks, options, and futures. The brothers also invest in and work with start-ups via Rebellion Partners, a venture consulting firm they launched in 2015. Pete is one of the “Fast Money Five” on CNBC’s “Fast Money” as well as a cast member of CNBC’s “Halftime Report.” He also contributes to CBOE-TV, the exchange’s popular webcast. Pete graduated from the University of Minnesota with a degree in physiology.

ABOUT NATURAL SHRIMP: NaturalShrimp, Inc. is a publicly traded aquaculture Company, headquartered in Dallas, with production facilities located near San Antonio, Texas. The Company has developed the first commercially viable system for growing shrimp in enclosed, salt-water systems, using patented technology to produce fresh, never frozen, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp.

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on February 16, 2021, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:
Richard Brown
(978)-767-0048

SOURCE: Natural Shrimp